Exhibit 99.1
Masimo Reports Fourth Quarter and Full-Year 2021 Financial Results and Announces Agreement to Acquire Sound United
Fourth Quarter 2021 Highlights:

■	Product revenue increased 11.0% to $327.6 million,
■	GAAP net income per diluted share was $1.18; and
■	Non-GAAP net income per diluted share was $1.21.
Full-Year 2021 Highlights:

■	Product revenue increased 8.3% to $1,239.2 million,
■	GAAP net income per diluted share was $3.98; and
■	Non-GAAP net income per diluted share was $3.99.
Irvine, California, February 15, 2022 - Masimo (Nasdaq: MASI) today announced its financial results for the fourth quarter and full-year ended January 1, 2022.
Fourth Quarter 2021 Results:
Product revenue increased 11.0% to $327.6 million, or 11.5% on a constant currency basis, compared to $295.1 million in the fourth quarter of 2020. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 76,000 in the fourth quarter of 2021.
For the fourth quarter 2021, GAAP operating margin was 23.6%, compared to 22.0% in the fourth quarter of 2020. Fourth quarter 2021 non-GAAP operating margin was 25.7%, compared to 23.1% in the fourth quarter of 2020.
For the fourth quarter 2021, GAAP net income was $68.3 million, or $1.18 per diluted share, compared to GAAP net income of $70.6 million or $1.21 per diluted share, in the fourth quarter 2020. Fourth quarter 2021 non-GAAP net income was $70.1 million, or $1.21 per diluted share, compared to net income of $57.3 million, or $0.98 per diluted share, in the fourth quarter 2020.
Full-Year 2021 Results:
Product revenue increased 8.3% to $1,239.2 million, or 7.6% on a constant currency basis, compared to $1,143.7 million for the full-year 2020. Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 289,000 for the full-year 2021.
For the full-year of 2021, GAAP operating margin was 22.3%, compared to 22.4% in the prior year period. Full-year 2021 non-GAAP operating margin was 23.8%, compared to 23.1% in the prior year period.
For the full-year of 2021, GAAP net income was $229.6 million, or $3.98 per diluted share, compared to net income of $240.3 million, or $4.14 per diluted share, in 2020. Non-GAAP net income was $230.4 million, or $3.99 per diluted share, compared to net income of $209.2 million, or $3.60 per diluted share, in 2020.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “While 2021 was a very challenging year in global healthcare and for millions of patients, we were able to help ease the burden on hospitals and caregivers by providing them with our breakthrough technologies. Our team truly demonstrated our commitment to our mission and guiding principles by putting our customers and patients’ priorities first. We manufactured and installed record amounts of innovative products last year, building on our reputation for innovation, responsiveness and dedication to customers. As we enter 2022, we look forward to introducing new innovations and solutions to improve patient outcomes and reduce the cost of care.”

2022 Financial Guidance
The Company provided the following estimates for its full-year 2022 guidance:

	2022 Guidance(1)
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP
Product revenue	$1,350.0	$1,350.0
Percentage growth - as reported	8.9%	N/A
Percentage growth - constant currency	N/A	9.5%
Gross margin	66.2%	66.5%
Operating margin	23.0%	24.8%
Earnings per diluted share	$4.27	$4.34
Estimated tax rate	19.4%	24.0%
______________
(1)     Consistent with prior guidance provided on January 11, 2022.

•Product revenue increasing to $1,350.0 million, which reflects reported growth of 8.9% and constant currency growth of 9.5%;
•GAAP earnings per diluted share increasing to $4.27;
•Non-GAAP earnings per diluted share increasing to $4.34; and
•Included in our full-year 2022 revenue guidance is approximately $7.0 million of year-over-year currency headwinds.
Sound United Transaction
The Company has entered into a definitive merger agreement to acquire Viper Holdings Corporation, which owns Sound United (“Sound United”), a consumer technology company that owns a portfolio of premium brands, including Bowers & Wilkins, Denon, Polk Audio and Marantz. Pursuant to the merger agreement, Masimo will pay approximately $1.025 billion, subject to adjustments, for the acquisition. Masimo intends to finance the acquisition through a combination of cash on hand and borrowings under a new credit facility, and expects the transaction to close in the middle of 2022, subject to customary closing conditions. The transaction is expected to be immediately accretive to Masimo’s non-GAAP earnings per share upon closing. Please refer to the “Masimo Q4 2021 Supplemental Presentation to the Earnings Press Release” for more information about the transaction.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “Sound United is a company with a premium consumer technology platform and iconic, universally-recognized brands like Bowers and Wilkins, Denon, Polk Audio and Marantz, as well as an integrated wireless software platform, HEOS, connecting devices and networks in the home. The Sound United transaction aligns with Masimo’s priorities, objectives and vision by advancing our strategy of enabling connected monitoring across both the hospital and home. We see significant opportunities to cross-leverage technologies, bringing Masimo’s clinically superior solutions into the home and on-the-go as well as bringing Sound United’s premium technologies into the hospital to advance our hospital automation connectivity and cloud-based technologies. The technology and expertise within Sound United will serve us well as we aim to augment our Masimo SafetyNet™ strategy. Their well-established reputation and presence in the home can help us accelerate adoption of our wearables, and integrated, home-based telemedicine solutions.”
Following completion of the transaction, the current CEO and President of Sound United, Kevin Duffy, and his leadership team are expected to continue to lead the Sound United business under Masimo, as well as support Masimo’s consumer health business.
Citi is serving as the exclusive financial advisor to Masimo and Paul Hastings LLP is serving as legal counsel.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth percentage, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures. These items also include, but are not limited to, amortization and depreciation of intangible assets, asset impairments, and in-process research and development. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. We believe that exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
Fourth Quarter and Full-Year 2021 Actuals versus Fourth Quarter and Full-Year 2020 Actuals:

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Quarter Ended
(in thousands, except percentages)	January 1, 2022	January 2, 2021
GAAP product revenue	$327,578	$295,054
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	1,341	—
Total non-GAAP constant currency adjustments	1,341	—
Non-GAAP constant currency product revenue	$328,919	$295,054

Product revenue growth %
GAAP	11.0%
Non-GAAP constant currency	11.5%
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Year Ended
(in thousands, except percentages)	January 1, 2022	January 2, 2021
GAAP product revenue	$1,239,153	$1,143,744
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	(8,176)	—
Total non-GAAP constant currency adjustments	(8,176)	—
Non-GAAP constant currency product revenue	$1,230,976	$1,143,744

Product revenue growth %
GAAP	8.3%
Non-GAAP constant currency	7.6%
__________________
(1)     May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Quarter Ended
	January 1, 2022		January 2, 2021
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$68,258	$1.18	$70,649	$1.21
Non-GAAP adjustments:
Acquisition, integration and related costs	2,406	0.04	3,249	0.06
Litigation related expenses, settlements and awards(2)	3,887	0.07	—	—
Other adjustments	530	0.01	—	—
Realized and unrealized gains and losses	776	0.01	(1,384)	(0.02)
Tax impact of non-GAAP adjustments	(1,359)	(0.02)	(5,214)	(0.09)
Excess tax benefits from stock-based compensation expense	(4,434)	(0.08)	(10,001)	(0.17)
Total non-GAAP adjustments	1,806	0.03	(13,350)	(0.23)
Non-GAAP net income	$70,065	$1.21	$57,298	$0.98
Weighted average shares outstanding - diluted		57,770		58,237
__________________
(1)     May not foot due to rounding.
(2)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Year Ended
	January 1, 2022		January 2, 2021
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$229,647	$3.98	$240,282	$4.14
Non-GAAP adjustments:
Acquisition, integration and related costs	9,685	0.17	8,286	0.14
Litigation related expenses, settlements and awards(2)	5,437	0.09	(474)	(0.01)
Other adjustments	3,892	0.07	—	—
Realized and unrealized gains and losses	1,864	0.03	(2,631)	(0.05)
Tax impact of non-GAAP adjustments	(3,701)	(0.06)	(6,096)	(0.11)
Excess tax benefits from stock-based compensation expense	(16,438)	(0.28)	(30,172)	(0.52)
Total non-GAAP adjustments	739	0.01	(31,086)	(0.54)
Non-GAAP net income	$230,388	$3.99	$209,196	$3.60
Weighted average shares outstanding - diluted		57,682		58,037
__________________
(1)     May not foot due to rounding.
(2)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Quarter Ended
	January 1, 2022	January 2, 2021
(in thousands, except percentages)	$	$
GAAP operating income/margin	$77,411	$64,895
Non-GAAP adjustments:
Acquisition, integration and related costs	2,406	3,249
Litigation related expenses, settlements and awards(2)	3,887	—
Other adjustments	530	—
Total non-GAAP adjustments	6,824	3,249
Non-GAAP operating income/margin	$84,236	$68,145

GAAP operating income/margin %	23.6%	22.0%
Non-GAAP operating income/margin %	25.7%	23.1%
__________________
(1)     May not foot due to rounding.
(2)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Year Ended
	January 1, 2022	January 2, 2021
(in thousands, except percentages)	$	$
GAAP operating income/margin	$275,822	$255,823
Non-GAAP adjustments:
Acquisition, integration and related costs	9,685	8,286
Litigation related expenses, settlements and awards(2)	5,437	(474)
Other adjustments	3,892	—
Total non-GAAP adjustments	19,014	7,812
Non-GAAP operating income/margin	$294,837	$263,636

GAAP operating income/margin %	22.3%	22.4%
Non-GAAP operating income/margin %	23.8%	23.1%
__________________
(1)     May not foot due to rounding.
(2)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).

Full-Year 2022 Guidance versus Full-Year 2021 Actuals:

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH %(1):
(in thousands, except percentages)	Full-Year 2022 Guidance(2)	Full-Year 2021 Actuals
GAAP product revenue	$1,350,000	$1,239,153
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	7,000	—
Total non-GAAP constant currency adjustments	7,000	—
Non-GAAP constant currency product revenue	$1,357,000	$1,239,153

Product revenue growth %:
GAAP	8.9%
Non-GAAP constant currency	9.5%
__________________
(1)     May not foot due to rounding.
(2)     Consistent with prior guidance provided on January 11, 2022.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Full-Year 2022 Guidance(2)		Full-Year 2021 Actuals
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$251,100	$4.27	$229,647	$3.98
Non-GAAP adjustments:
Acquisition, integration and related costs	12,000	0.20	9,685	0.17
Litigation related expenses, settlements and awards(3)	12,000	0.20	5,437	0.09
Other adjustments(4)	—	—	3,892	0.07
Realized and unrealized gains and losses	—	—	1,864	0.03
Tax impact of pre-tax non-GAAP adjustments above	(4,000)	(0.07)	(3,701)	(0.06)
Excess tax benefits from stock-based compensation	(16,000)	(0.27)	(16,438)	(0.28)
Total non-GAAP adjustments	4,000	0.07	739	0.01
Non-GAAP product net income	$255,100	$4.34	$230,388	$3.99
Weighted average shares outstanding - diluted		58,800		57,682
__________________
(1)     May not foot due to rounding.
(2)    Consistent with prior guidance provided on January 11, 2022.
(3)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).
(4)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING MARGIN(1):

	Full-Year 2022 Guidance(2)	Full-Year 2021 Actuals
(in thousands, except percentages)	$	$
GAAP gross margin	$893,500	$808,347
Non-GAAP adjustments:
Acquisition, integration and related costs	4,000	3,813
Other adjustments(3)	—	3,362
Total non-GAAP adjustments	4,000	7,175
Non-GAAP gross margin	$897,500	$815,522

GAAP gross margin %	66.2%	65.2%
Non-GAAP gross margin %	66.5%	65.8%

GAAP operating income/margin	$310,900	$275,822
Non-GAAP adjustments:
Acquisition, integration and related costs	12,000	9,685
Litigation related expenses, settlements and awards(4)	12,000	5,437
Other adjustments(3)	—	3,892
Total non-GAAP adjustments	24,000	19,014
Non-GAAP operating income/margin	$334,900	$294,837

GAAP operating income/margin %	23.0%	22.3%
Non-GAAP operating income/margin %	24.8%	23.8%
__________________
(1)     May not foot due to rounding.
(2)    Consistent with prior guidance provided on January 11, 2022.
(3)    Other adjustments includes a charge in the second quarter of 2021 related to assisting a long-term OEM customer with their medical device correction.
(4)    Litigation related expenses, settlements and awards includes legal expenses in 2021 related to a complaint filed against Apple, Inc. with the U.S. International Trade Commission (ITC).

Conference Call:
The conference call to review Masimo’s complete financial results for the fourth quarter and full-year ended January 1, 2022 will begin at 1:30 p.m. PT (4:30 p.m. ET) on February 15, 2022 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
https://conferencingportals.com/event/nUSpRIEm
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.

About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes, reduce the cost of care and take noninvasive monitoring to new sites and applications. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2021-22 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica™, Halo ION™, UniView®, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full-year 2022 financial guidance; including with respect to product revenue, product revenue growth and constant currency revenue growth, gross margin, operating margin, GAAP earnings per diluted share, Non-GAAP earnings per diluted share, estimated tax rate and year-over-year currency headwinds; our long-term outlook; our ability to continue in our leadership in delivering innovative solutions to clinicians and patients worldwide; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	January 1, 2022	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$745,250	$641,447
Accounts receivable, net of allowance for credit losses	200,765	141,350
Inventories	201,370	215,952
Other current assets	91,027	102,416
Total current assets	1,238,412	1,101,165
Lease receivable, non-current	73,688	57,666
Deferred costs and other contract assets	28,093	20,076
Property and equipment, net	272,793	272,511
Intangible assets, net	72,502	73,923
Goodwill	100,334	103,206
Deferred tax assets	52,607	39,363
Other non-current assets	48,581	44,642
Total assets	$1,887,010	$1,712,552
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$75,627	$64,061
Accrued compensation	70,835	71,601
Deferred revenue and other contract-related liabilities, current	50,877	44,935
Other current liabilities	70,397	53,239
Total current liabilities	267,736	233,836
Other non-current liabilities	69,029	71,076
Total liabilities	336,765	304,912
Commitments and contingencies
Stockholders’ equity
Common stock	55	55
Treasury stock	(767,655)	(638,736)
Additional paid-in capital	752,513	703,693
Accumulated other comprehensive (loss) income	(5,530)	1,413
Retained earnings	1,570,862	1,341,215
Total stockholders’ equity	1,550,245	1,407,640
Total liabilities and stockholders’ equity	$1,887,010	$1,712,552

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Product revenue	$327,578	$295,054	$1,239,153	$1,143,744
Cost of goods sold	112,682	108,128	430,806	400,679
Gross profit	214,896	186,926	808,347	743,065
Operating expenses:
Selling, general and administrative	104,111	90,343	395,291	369,057
Research and development	33,374	31,688	137,234	118,659
Litigation awards, settlements/or defense costs	—	—	—	(474)
Total operating expenses	137,485	122,031	532,525	487,242
Operating income	77,411	64,895	275,822	255,823
Non-operating (loss) income	(707)	1,805	(1,442)	7,913
Income before provision for income taxes	76,704	66,700	274,380	263,736
Provision (benefit) for income taxes	8,446	(3,949)	44,733	23,454
Net income	$68,258	$70,649	$229,647	$240,282
Other comprehensive (loss) gain, net of tax:
Foreign currency translation (losses) gains	(2,098)	6,627	(6,943)	8,131
Total comprehensive income	$66,160	$77,276	$222,704	$248,413

Net income per share:
Basic	$1.23	$1.28	$4.16	$4.39
Diluted	$1.18	$1.21	$3.98	$4.14

Weighted-average shares used in per share calculations:
Basic	55,289	55,138	55,166	54,700
Diluted	57,770	58,237	57,682	58,037
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Cost of goods sold	$215	$216	$839	$714
Selling, general and administrative	7,812	4,019	31,315	31,462
Research and development	3,067	1,618	12,470	10,049
Total	$11,094	$5,853	$44,624	$42,225

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)
	Twelve Months Ended
	January 1, 2022	January 2, 2021
Cash flows from operating activities:
Net income	$229,647	$240,282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,620	29,300
Stock-based compensation	44,624	42,225
Loss on disposal of equipment, intangibles and other assets	479	554
Provision for credit losses	815	82
Benefit from deferred income taxes	(15,086)	(4,964)
Changes in operating assets and liabilities:
Increase in trade accounts receivable	(60,799)	(2,229)
Decrease (increase) in inventories	13,493	(94,434)
Decrease (increase) in other current assets	6,884	(29,984)
Increase in lease receivable, net	(16,061)	(7,749)
Increase in deferred costs and other contract assets	(8,053)	(2,806)
Decrease (increase) in other non-current assets	57	(1,320)
Increase in accounts payable	10,988	7,637
Increase in accrued compensation	47	15,544
Increase in deferred revenue and other contract-related liabilities	7,110	10,871
Increase (decrease) in income taxes payable	6,409	(1,301)
Increase in accrued liabilities	7,793	9,391
Increase (decrease) in other non-current liabilities	787	(136)
Net cash provided by operating activities	264,754	210,963
Cash flows from investing activities:
Maturities of short-term investments	—	120,000
Purchases of property and equipment, net	(25,503)	(72,549)
Increase in intangible assets	(9,426)	(7,408)
Business combinations, net of cash acquired	—	(112,706)
Deposit to acquire noncontrolling interest	—	(3,374)
Other strategic investing activities	(2,600)	(6,750)
Net cash used in investing activities	(37,529)	(82,787)
Cash flows from financing activities:
Proceeds from issuance of common stock	23,241	58,424
Repurchases of common stock	(128,917)	(110,540)
Payroll tax withholdings on behalf of employees for stock options	(16,728)	(2,191)
Net cash used in financing activities	(122,404)	(54,307)
Effect of foreign currency exchange rates on cash	(1,448)	3,060
Net increase in cash, cash equivalents and restricted cash	103,373	76,929
Cash, cash equivalents and restricted cash at beginning of period	645,004	568,075
Cash, cash equivalents and restricted cash at end of period	$748,377	$645,004